Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY COMPANY ANNOUNCES

EARLY RESULTS and upsizing OF TENDER OFFER AND CONSENT SOLICITATION

DENVER, CO — June 23, 2021 — SM Energy Company (“SM Energy”) (NYSE: SM) announced today the early results and upsizing of its previously announced tender offer (the “Offers”) to purchase (i) any and all of its outstanding 6.125% Senior Notes due 2022 (the “2022 Notes”) and (ii) a portion of its outstanding 5.000% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”). SM Energy has amended the terms of the Offer for the 2024 Notes to increase the aggregate principal amount of 2024 Notes subject to the Offer (the “Tender Cap”) from $130,000,000 to $172,265,000, which is the aggregate principal amount of 2024 Notes that had been validly tendered and not validly withdrawn as of the Early Tender Date (as defined below). The Offers are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 9, 2021 (as amended by this press release and as it may be further amended or supplemented from time to time, the “Offer to Purchase”). The Offer to Purchase contains a related solicitation of consents (the “Consent Solicitation” and, together with the Offers, the “Tender Offer”) from holders of the 2022 Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the 2022 Notes (the “Consents”).

The following table sets forth, among other things, the principal amount of Notes validly tendered and accepted for purchase as of 5:00 p.m., New York City time, on June 22, 2021 (such date, the “Early Tender Date”):

Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding	Tender Cap (as amended)	Principal Amount Tendered	Principal Amount Accepted
6.125% Senior Notes due 2022	78454L AK6 US78454LAK61	$212,403,000	N/A	$193,118,000	$193,118,000
5.000% Senior Notes due 2024	78454L AH3 US78454LAH33	$277,034,000	$172,265,000	$172,265,000	$172,265,000

The requisite Consents to effect the Proposed Amendments with respect to the 2022 Notes, as described in the Offer to Purchase, have been received. Accordingly, SM Energy expects to execute and deliver a supplement to the indenture governing the 2022 Notes (the “Supplemental Indenture”) with respect to the Proposed Amendments. The Proposed Amendments will amend the indenture with respect to the 2022 Notes to, among other things, eliminate certain covenants and certain events of default under the indenture and amend or eliminate certain provisions with respect to the 2022 Notes, and reduce the minimum notice of optional redemption by SM Energy required to be given to holders of the 2022 Notes from 30 days to three business days. The Supplemental Indenture will become operative today upon SM Energy accepting for purchase the 2022 Notes tendered in the Tender Offer.

All Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for purchase will be purchased by SM Energy on the “Early Settlement Date,” which is currently expected to occur today. Payment for the Notes that are purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date.

SM Energy intends to redeem any of the 2022 Notes that remain outstanding following the expiration of the Tender Offer.  This press release does not constitute a notice of redemption for the 2022 Notes, and any redemption of 2022 Notes that remain outstanding following the expiration of the Tender Offer will be made only pursuant to the terms of the applicable notice of redemption delivered pursuant to the terms of the indenture governing the 2022 Notes.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time on July 7, 2021, unless extended or earlier terminated. Withdrawal and revocation rights expired at 5:00 p.m., New York City time, on June 22, 2021. Notes that have been tendered may no longer be withdrawn and consents that have been delivered may no longer be revoked.

This press release does not constitute an offer to purchase or redeem or the solicitation of an offer to sell the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

BofA Securities is the dealer manager and solicitation agent for the Tender Offer. Questions regarding the Tender Offer may be directed to BofA Securities at (980) 388-3646 or by e-mail at debt_advisory@bofa.com. Requests for documentation regarding the Tender Offer should be directed to the information agent, D.F. King & Co., Inc. at (800) 848-2998 (toll-free) and (212) 269-5550 or by e-mail at sm@dfking.com.

INFORMATION ON FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Tender Offer and the redemption of the 2022 Notes. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause SM Energy’s actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the “Risk Factors” section in Part I, Item 1A of SM Energy’s Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements are not guarantees of future performance, and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and natural gas liquids in the state of Texas.

SM ENERGY INVESTOR CONTACT:

Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507